Exhibit 99.1

Driven Deliveries Completes Acquisition of Mountain High Recreation, Increases Forecasted Consumer Revenue to $10 Million

GlobeNewswire ● July 15, 2019

SAN DIEGO, July 15, 2019 (GLOBE NEWSWIRE) -- Driven, the online cannabis sales platform, marketing and home delivery leader announced today that it has completed the acquisition of Mountain High Recreation, the Sacramento-based online cannabis retailers. Upon integration, the deal will increase Driven’s revenue run rate in excess of $ 10 million on an annual basis.

The Mountain High Recreation subsidiary provides massive scale and influence for Driven’s growing Business to Business solution (B2B), which enables cannabis brands to launch online stores and provide final mile distribution to its mutual consumers. Comprised largely of stock, the deal adds more than 18,000 loyal, unique consumers to the company’s platform, expanding its consumer base to more than 45,000 consumers.  Additionally, the acquisition allows Driven to consolidate operations while expanding volume, ultimately driving more than 14% savings on the existing delivery network.  Parallel to the acquisition, Driven has extended employment offers to several of the Mountain High Recreation team members and plans to leverage their experience and customer centric values within its combined operations.

“I cannot emphasize enough how proud Driven is to announce this paradigm-shifting acquisition at this early stage in our strategic growth plan,” stated Mr. Christian Schenk, CEO of Driven Deliveries.  “With the acquisition of Ganjarunner last month and now with the closing of Mountain High Recreation, we are poised to exceed our plan almost a year ahead of schedule with no signs of slowing down.  The first $10 million, historically, is always the most challenging and I am extremely proud of the team’s commitment to execution.  The continued investment into our infrastructure, people and operations is paying dividends to our growth projections and will be a major contributor in the accelerated goals of the company.”

Forward-looking Statements

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are identified by the use of the words "could," "believe," "anticipate," "intend," "estimate," "expect," "may," "continue," "predict," "potential," "project" and similar expressions that are intended to identify forward-looking statements. All forward-looking statements speak only as of the date of this press release. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, objectives, expectations and intentions reflected in or suggested by the forward-looking statements are reasonable, we can give no assurance that these plans, objectives, expectations or intentions will be achieved. Forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from historical experience and present expectations or projections. Actual results to differ materially from those in the forward-looking statements and the trading price for our common stock may fluctuate significantly. Forward-looking statements also are affected by the risk factors described in the Company's filings with the U.S. Securities and Exchange Commission. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

About Driven

Driven Deliveries, Inc. is the first publicly traded cannabis delivery service operating within the United States. Founded by experienced technology and cannabis executives, the Company provides on-demand marijuana delivery, in select cities where allowed by law. Driven provides the legal cannabis consumers the ability to purchase and receive their marijuana in a fast and convenient manner. By 2020, legal cannabis revenue in the U.S. market is projected to hit $23 billion. In leveraging consumer trends, and offering a proprietary, turnkey delivery system to its customers, management believes it is uniquely positioned to best serve the needs of the emerging cannabis industry and capture notable market share within the sector. For more information, please visit www.DRVD.com and review Driven’s filings with the U.S. Securities and Exchange Commission.